Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeffrey G. Ludwig, President and Chief Executive Officer of Midland States Bancorp, Inc. (the “Company”) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2025 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Midland States Bancorp, Inc.

Dated as of: September 8, 2025	By:	/s/	Jeffrey G. Lemke
Jeffrey G. Ludwig
President and Chief Executive Officer
(Principal Executive Officer)